Exhibit 99.1

Plum Creek Timber Company, Inc. 601 Union Street, Suite 3100 Seattle, WA 98101 206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
January 27, 2014	Media: Kathy Budinick 1-888-467-3751

Plum Creek Reports Results for Fourth Quarter and Full Year 2013

SEATTLE - Plum Creek Timber Company, Inc. (NYSE: PCL) today announced fourth quarter earnings of $40 million, or $0.24 per share, on revenues of $331 million. Earnings for the fourth quarter of 2012 were $79 million, or $0.49 per share, on revenues of $354 million.

Results for the fourth quarter include $12 million of expenses directly related to the completion of the company’s December acquisition of timberland, real estate, and subsurface resources from MeadWestvaco Corporation (NYSE: MWV). Excluding these expenses, adjusted fourth quarter earnings were $52 million, or $0.31 per share. A reconciliation of adjusted earnings to GAAP net income is provided as an attachment to this release.

Earnings for the full year of 2013 were $214 million, or $1.30 per share, on revenues of $1.34 billion. Excluding the expenses associated with the acquisition mentioned above and the $4 million fire loss recorded in the third quarter, adjusted earnings for 2013 were $230 million, or $1.39 per share. Earnings for the full year of 2012 were $203 million, or $1.25 per diluted share, on revenues of $1.34 billion.

Adjusted EBITDA, a non-GAAP measure of operating performance, for 2013 was $502 million and was $530 million for 2012. As planned, lower real estate activity accounted for the decline in adjusted EBITDA. A reconciliation of adjusted EBITDA to net income and cash flow from operations is provided as an attachment to this release.

“Over the course of the past year, results have improved significantly in our timber resources, manufacturing and non-timber resource businesses,” said Rick Holley, chief executive officer. “Importantly, we achieved our goal of growing the adjusted EBITDA from these three business segments by approximately $50 million. We completed a very good fourth quarter, with earnings coming in at the high-end of our initial expectations after taking into consideration the expenses related to closing the acquisition. Momentum is building and we are well positioned to grow the company’s overall cash flow in 2014.

“During 2013, Western log prices recovered to pre-recession levels and Southern log prices ended the year approximately 12 percent higher than they were at the end of 2012. We believe the improvements in the South represent the early stages of recovery in the region.

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Exhibit 99.1

“Our December acquisition of assets from MeadWestvaco added 501,000 acres of productive, well-stocked timberlands to our Southeast portfolio and grows our presence in these attractive, long-term markets. We integrated these assets into our operations in December and expect them to be accretive to the company’s cash flow on a per share basis in 2014. We expect their contribution to expand in 2015 and beyond.”

Summary of 2013 Results

The company reported $295 million in operating income for 2013, $14 million higher than 2012’s $281 million operating income. Improving results from the company’s timber business segments grew operating income by $30 million while operating income from the manufacturing business grew $14 million. This growth was partially offset by a planned reduction in land sale activities and higher corporate expenses during 2013.

The company’s timber resource segments generated operating income of $140 million compared to 2012’s $110 million operating income. Timber prices increased over the course of the year as the result of strengthening domestic demand for lumber and other wood products and strong demand from export log markets on the West Coast. Average Northern sawlog prices were up 15 percent for the year and average Southern sawlog prices were up 9 percent. Pulpwood prices in both regions grew as well. Average Northern pulpwood prices were up 2 percent for the year and average Southern pulpwood prices were up 13 percent.

In the Real Estate segment, the company reported revenue of $286 million in 2013, a planned reduction from $352 million in 2012. Segment operating income was $169 million during 2013 compared with $187 million during 2012. Per acre values of the various land types sold were consistent with those realized for the past five years.

Operating income from the company’s Manufacturing segment was $43 million, up $14 million from the $29 million reported in 2012. Continued improvement in demand and higher pricing for the company’s lumber and panel products drove the year-over-year improvement in profitability.

Review of Quarterly Operations

The Northern Resources segment reported operating profit of $8 million for the fourth quarter, compared to a $5 million profit reported in the fourth quarter of 2012. Profits improved as stronger sawlog prices more than offset modestly lower harvest volumes. Northern sawlog prices increased nearly 20 percent over the past year on strong customer competition for both softwood and hardwood logs. Northern pulpwood markets remained resilient with prices improving slightly. As planned, harvest volumes were approximately 4 percent lower when compared to the fourth quarter of 2012.

The Southern Resources segment reported fourth quarter operating profit of $34 million, an increase of $10 million from the fourth quarter of 2012. Both sawlog and pulpwood prices in the South have improved as customer demand in the region has grown. Sawlog prices have increased approximately 12 percent while pulpwood prices have increased approximately 10 percent over the past twelve months. As planned, the fourth quarter sawlog harvest was 30 percent higher than the harvest levels of the fourth quarter of 2012. The pulpwood harvest was approximately 3 percent higher when compared to the same period.

As expected, sales activity in the Real Estate segment was lower than the same period of 2012. The Real Estate segment reported revenue of $59 million and operating profit of $31 million in the fourth quarter of

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Exhibit 99.1

2013. The segment reported $109 million of revenue and $74 million of operating profit for the fourth quarter of 2012. Properties sold consisted of 20,100 acres of rural recreation lands that captured approximately $2,100 per acre, 6,125 acres of conservation lands sold for more than $1,000 per acre, and nearly 4,000 acres of lower productivity, non-strategic properties were priced at $1,290 per acre.

The Manufacturing segment reported operating profit of $8 million for the fourth quarter of 2013, up $1 million from the same period of 2012. Profits from the sale of lumber products drove the improved results. Fourth quarter lumber sales volume was approximately 40 percent higher than the same period of 2012 reflecting the restart of the company’s stud lumber mill earlier in 2013.

Acquisition Financing

During the fourth quarter, Plum Creek completed the $1.1 billion acquisition of timberland, real estate, and related sub-surface resources from MeadWestvaco. The company financed the transaction through a combination of equity and debt designed to maintain the capital profile of the company.

The company issued 13.9 million shares of common stock, generating $607 million of net proceeds, and increased debt by approximately $480 million. Changes to the company’s individual debt obligations are detailed in an attached schedule.

At the end of the year, the company’s weighted average cost of third-party debt was approximately 4 percent with a mix of 76 percent fixed and 24 percent floating rate debt.

Outlook

The company expects continued demand growth from its lumber, plywood, and oriented strandboard (OSB) customers as residential construction activity is expected to grow to 1.1 million starts in 2014. As sawlog customers increase production to meet this demand, the company expects sawlog prices to improve, particularly in the lower-cost U.S. South. Pulpwood demand from pulp and paper mills throughout the nation remains good. Recovering demand from OSB producers and emerging demand from wood pellet producers are expected to keep pulpwood prices strong in both Southern and Northeastern markets.

The acquisition of 501,000 acres of productive Southern timberland from MeadWestvaco in December will add about 3 million tons to the company’s annual harvest in 2014. As a result, 2014’s total harvest volume is expected to be between 20 and 21 million tons.

Continued interest in rural land investments and improving consumer confidence is expected to provide a solid foundation for rural real estate activity in 2014. Real Estate segment sales for the year are expected to be between $240 million and $280 million. The company anticipates that segment sales will follow a typical seasonal pattern with activity weighted toward the second half of the year. The company expects to gradually reduce annual sales in this segment closer to $200 million over time. First quarter Real Estate segment sales are expected to be between $20 and $25 million. Land basis for 2014, the book value of the properties sold, is expected to be between 30 and 35 percent of sales, comparable to 2013’s 32 percent of sales.

Lumber, specialty plywood and medium density fiberboard markets are expected to remain strong. Manufacturing segment results are expected to grow modestly in 2014.

Earnings and cash flow from the company’s non-timber resources business are expected to grow with the addition of new royalty streams from coal, wind, and aggregate assets acquired during 2013.

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Exhibit 99.1

Third-party interest expense in 2014 is expected to be approximately $110 million.

The company expects to report a small tax expense of less than $4 million as income from the Manufacturing segment grows in 2014.

“We expect our cash flow from operations to grow in 2014 as business conditions continue to improve and the newly acquired assets add to our ongoing cash flow. As we initially expected, the acquired assets should be modestly cash flow accretive on a per share basis, but EPS dilutive in 2014,” continued Holley. “Overall, we expect operating income growth from our timber resources, manufacturing and non-timber resource businesses to more than offset the impact of our planned reduction in land sales.”

Reflecting all of these factors, the company expects 2014 net income to be between $1.30 and $1.50 per share. The company expects to report first quarter net income between $0.12 and $0.17 per share, a disproportionately lower share of the full-year outlook due to the timing of real estate sales.

“We are experiencing fundamental improvement in our businesses and continue to manage the company to maximize the value of each and every acre we own. We will continue our disciplined approach to capital allocation with the goal of increasing the long-term value of each shareholder’s investment in Plum Creek,” concluded Holley.

Earnings Conference Call and Supplemental Information
Plum Creek will hold a conference call today, Jan. 27, at 5:00 p.m. ET (2:00 p.m. PT). A live webcast of the conference call may be accessed through Plum Creek’s Internet site at www.plumcreek.com by clicking on the “Investors” link.

Investors without Internet access should dial 1-800-572-9852 at least 10 minutes prior to the start of the call, referencing Plum Creek’s earnings conference call. Those wishing to access the call from outside the United States and Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings conference call. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-855-859-2056 or 1-404-537-3406 (international calls), using the code 27967689.

Supplemental financial information for Plum Creek operations, including statistical data and reconciliations to non-GAAP measures is available in the Investors section of Plum Creek’s website at www.plumcreek.com.

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Plum Creek is one of the largest landowners in the nation and the most geographically diverse, with approximately 6.8 million acres of timberlands in major timber producing regions of the United States and wood products manufacturing facilities in the Northwest. For more information, visit www.plumcreek.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seek," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission

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Exhibit 99.1

under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Year Ended December 31,
	2013	2012
REVENUES:
Timber	$669	$641
Real Estate	286	352
Manufacturing	362	324
Energy and Natural Resources	23	22
Total Revenues	1,340	1,339

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	495	498
Real Estate	110	157
Manufacturing	310	286
Energy and Natural Resources	5	2
Total Cost of Goods Sold	920	943
Selling, General and Administrative	123	116
Total Costs and Expenses	1,043	1,059

Other Operating Income (Expense), net	(2)	1

Operating Income	295	281

Equity Earnings from Timberland Venture	63	59
Equity Earnings from Real Estate Development Joint Ventures	—	—

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	83	82
Interest Expense (Note Payable to Timberland Venture)	58	58
Total Interest Expense, net	141	140

Loss on Extinguishment of Debt	(4)	—

Income before Income Taxes	213	200

Provision (Benefit) for Income Taxes	(1)	(3)

Net Income	$214	$203

PER SHARE AMOUNTS:

Net Income per Share – Basic	$1.30	$1.25
Net Income per Share – Diluted	$1.30	$1.25

Weighted-Average Number of Shares Outstanding
– Basic	164.6	161.5
– Diluted	165.0	161.9

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Quarter Ended December 31,
	2013	2012
REVENUES:
Timber	$182	$161
Real Estate	59	109
Manufacturing	83	78
Energy and Natural Resources	7	6
Total Revenues	331	354

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	131	124
Real Estate	27	33
Manufacturing	73	69
Energy and Natural Resources	2	1
Total Cost of Goods Sold	233	227
Selling, General and Administrative	34	30
Total Costs and Expenses	267	257

Other Operating Income (Expense), net	—	—

Operating Income	64	97

Equity Earnings from Timberland Venture	16	17
Equity Earnings from Real Estate Development Joint Ventures	—	—

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	22	21
Interest Expense (Note Payable to Timberland Venture)	15	15
Total Interest Expense, net	37	36

Loss on Extinguishment of Debt	(4)	—

Income before Income Taxes	39	78

Provision (Benefit) for Income Taxes	(1)	(1)

Net Income	$40	$79

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.24	$0.49
Net Income per Share – Diluted	$0.24	$0.49

Weighted-Average Number of Shares Outstanding
– Basic	170.0	161.7
– Diluted	170.4	162.2

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Millions, Except Per Share Amounts)	December 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and Cash Equivalents	$433	$356
Accounts Receivable	29	22
Inventories	55	49
Deferred Tax Asset	6	7
Assets Held for Sale	92	61
Other Current Assets	15	13
	630	508

Timber and Timberlands, net	4,180	3,363
Minerals and Mineral Rights, net	298	87
Property, Plant and Equipment, net	118	127
Equity Investment in Timberland Venture	211	204
Equity Investment in Real Estate Development Joint Ventures	139	—
Deferred Tax Asset	20	19
Investment in Grantor Trusts (at Fair Value)	45	39
Other Assets	54	37
Total Assets	$5,695	$4,384

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$—	$248
Line of Credit	467	104
Accounts Payable	24	26
Interest Payable	22	26
Wages Payable	29	29
Taxes Payable	10	9
Deferred Revenue	26	23
Other Current Liabilities	10	7
	588	472

Long-Term Debt	2,414	1,815
Note Payable to Timberland Venture	783	783
Other Liabilities	78	91
Total Liabilities	3,863	3,161

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 177.0 at December 31, 2013 and 162.0 at December 31, 2012	2	2
Additional Paid-In Capital	2,942	2,288
Retained Earnings (Accumulated Deficit)	(173)	(97)
Treasury Stock, at Cost, Common Shares – 27.0 at December 31, 2013 and 26.9 at December 31, 2012	(940)	(938)
Accumulated Other Comprehensive Income (Loss)	1	(32)
Total Stockholders’ Equity	1,832	1,223
Total Liabilities and Stockholders’ Equity	$5,695	$4,384

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
(In Millions)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$214	$203
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (Includes $4 Loss Related to Forest Fires in 2013)	119	114
Basis of Real Estate Sold	91	138
Equity Earnings from Timberland Venture	(63)	(59)
Distributions from Timberland Venture	56	56
Deferred Income Taxes	(3)	(3)
Loss on Extinguishment of Debt	4	—
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(8)	(8)
Timber Deed Acquired	(18)	(98)
Pension Plan Contributions	—	(20)
Working Capital Changes	(17)	15
Other	29	15
Net Cash Provided By (Used In) Operating Activities	404	353

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(71)	(72)
Timberlands Acquired	(81)	(18)
Minerals and Mineral Rights Acquired	(156)	(76)
Payment for Acquisition of MeadWestvaco ("MWV") Timberland Assets, net	(221)	—
Other	—	(1)
Net Cash Provided By (Used In) Investing Activities	(529)	(167)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(290)	(272)
Borrowings on Line of Credit	1,771	1,843
Repayments on Line of Credit	(1,408)	(2,087)
Proceeds from Issuance of Long-Term Debt	—	773
Debt Issuance Costs	(1)	(5)
Principal Payments and Retirement of Long-Term Debt	(513)	(353)
Proceeds from Stock Option Exercises	37	18
Acquisition of Treasury Stock	(2)	(1)
Proceeds from Issuance of Common Stock	607	—
Other	1	—
Net Cash Provided By (Used In) Financing Activities	202	(84)

Increase (Decrease) In Cash and Cash Equivalents	77	102
Cash and Cash Equivalents:
Beginning of Period	356	254

End of Period	$433	$356

NON-CASH INVESTING AND FINANCING ACTIVITIES NOT REFLECTED ABOVE:
Issuance of Note Payable to MWV as Consideration for Timberland Assets Acquired	$860	$—

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Quarter Ended December 31,
(In Millions)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$40	$79
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	33	27
Basis of Real Estate Sold	22	27
Equity Earnings from Timberland Venture	(16)	(17)
Deferred Income Taxes	(2)	(2)
Loss on Extinguishment of Debt	4	—
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(2)	(2)
Pension Plan Contributions	—	(10)
Working Capital Changes	(5)	10
Other	10	4
Net Cash Provided By (Used In) Operating Activities	84	116

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(20)	(20)
Timberlands Acquired	(1)	—
Minerals and Mineral Rights Acquired	—	(76)
Payment for Acquisition of MeadWestvaco ("MWV") Timberland Assets, net	(221)	—
Net Cash Provided By (Used In) Investing Activities	(242)	(96)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(78)	(68)
Borrowings on Line of Credit	520	131
Repayments on Line of Credit	(560)	(378)
Proceeds from Issuance of Long-Term Debt	—	323
Debt Issuance Costs	(1)	(2)
Principal Payments and Retirement of Long-Term Debt	(339)	(3)
Proceeds from Stock Option Exercises	2	13
Proceeds from Issuance of Common Stock	607	—
Other	1	—
Net Cash Provided By (Used In) Financing Activities	152	16

Increase (Decrease) In Cash and Cash Equivalents	(6)	36
Cash and Cash Equivalents:
Beginning of Period	439	320

End of Period	$433	$356

NON-CASH INVESTING AND FINANCING ACTIVITIES NOT REFLECTED ABOVE:
Issuance of Note Payable to MWV as Consideration for Timberland Assets Acquired	$860	$—

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Year Ended December 31,
(In Millions)	2013	2012
Revenues:
Northern Resources	$260	$246
Southern Resources	435	417
Real Estate	286	352
Manufacturing	362	324
Energy and Natural Resources	23	22
Eliminations	(26)	(22)
Total Revenues	$1,340	$1,339

Operating Income (Loss):
Northern Resources	$32	$20
Southern Resources	108	90
Real Estate	169	187
Manufacturing	43	29
Energy and Natural Resources	19	19
Other Costs and Eliminations, net (A)	(76)	(64)
Total Operating Income	$295	$281

Adjusted EBITDA by Segment: (B)
Northern Resources	$62	$46
Southern Resources	173	157
Real Estate	261	326
Manufacturing	59	44
Energy and Natural Resources	22	20
Other Costs and Eliminations, net	(75)	(63)
Total	$502	$530

(A) During 2013, the company recorded a loss of $5 million related to the early termination of an equipment lease. The lease was accounted for as an operating lease. This amount is reported as an operating loss in Other Costs and Eliminations, net and is included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B) Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Quarter Ended December 31,
(In Millions)	2013	2012
Revenues:
Northern Resources	$66	$61
Southern Resources	122	105
Real Estate	59	109
Manufacturing	83	78
Energy and Natural Resources	7	6
Eliminations	(6)	(5)
Total Revenues	$331	$354

Operating Income (Loss):
Northern Resources	$8	$5
Southern Resources	34	24
Real Estate	31	74
Manufacturing	8	7
Energy and Natural Resources	5	5
Other Costs and Eliminations, net	(22)	(18)
Total Operating Income	$64	$97

Adjusted EBITDA by Segment: (A)
Northern Resources	$15	$11
Southern Resources	54	39
Real Estate	53	101
Manufacturing	12	11
Energy and Natural Resources	6	6
Other Costs and Eliminations, net	(22)	(18)
Total	$118	$150

(A) Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
DEBT REPAYMENT SCHEDULE
(UNAUDITED)

(In Millions)	September 30, 2013			December 31, 2013
Debt Issuance, Interest Rate		Borrowings	Repayments (E)
Line of Credit, 1.38% (A)	$507	—	(40)	$467

Term Credit Agreement due 2019, 1.0% (B)	450	—	(225)	225

Private Debt:
Senior Notes due 2013, 7.76%	72	—	(72)	—
Senior Notes due 2013-2016, 8.05%	14	—	(14)	—

Public Debt: (C)
Senior Notes due 2015, 5.875%	456	—	(18)	438
Senior Notes due 2021, 4.70%	575	—	(7)	568
Senior Notes due 2023, 3.25%	322	—	—	323

Installment Note Payable due 2023, 4.5% (D)	—	860	—	860

Note Payable to Timberland Venture due 2018, 7.375%	783	—	—	783

Total Debt	$3,179	$860	$(376)	$3,664

(A) Variable rate debt, represents interest rate as of September 30, 2013.

(B) Variable rate debt, represents interest rate as of September 30, 2013, net of expected patronage.

(C) Beginning and ending balances for Public Debt are stated net of discount. Amounts may not total across the columns.

(D) Estimated effective rate, net of expected patronage.

(E) Repayments do not include $2 million prepayment penalty paid by the company to retire Private Debt, or $2 million premium paid by the company to retire Public Debt.

Exhibit 99.1

Plum Creek Timber Company, Inc.
Reconciliation of GAAP Net Income to Adjusted Net Income Excluding
Items Related to the Acquisition of Timberland Assets from MWV
(Unaudited)

The following table reconciles the company's reported GAAP net income and earnings per diluted share (EPS) during the quarterly and twelve month periods ended December 31, 2013 to adjusted amounts:

	Year Ended December 31, 2013		Quarter Ended December 31, 2013
(In Millions, Except Per Share Amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP Net Income	$214	$1.30	$40	$0.24

Loss Related to Forest Fires (A)	4	0.02	—	—

MWV Acquisition Adjustments
Loss on Extinguishment of Debt (B)	4	0.03	4	0.02
Transaction Expenses (C)	5	0.03	5	0.03
Increased Interest Expense, Net (D)	3	0.02	3	0.02

Non-GAAP Adjusted Net Income and Per-Share Amounts (E)	$230	$1.39	$52	$0.31

(A) During the third quarter of 2013, the company's Northern Resources Segment recognized a $4 million loss, representing the book basis of timber volume destroyed as a result of forest fires in Montana and Oregon.

(B) Consists primarily of prepayment penalties and premiums related to early debt repayments reported as Loss on Extinguishment of Debt in the Consolidated Statements of Income.

(C) Includes closing costs and acquisition expenses reported in Selling, General and Administrative Expense in the Consolidated Statements of Income.

(D) Includes additional Interest Expense related to the $860 million Installment Note Payable, partially offset by the impact of early debt repayments.

(E) Diluted per share amounts are computed independently for each caption presented. Therefore, the sum of the per share components from the table above may not equal the per share amount presented.

Exhibit 99.1

Plum Creek Timber Company, Inc
Segment Data - Adjusted EBITDA
Reconciliation of Operating Income and Net Cash
Provided by Operating Activities
(Unaudited)

We define Adjusted EBITDA as earnings from continuing operations, excluding equity method earnings, and before interest, taxes, depreciation, depletion, amortization, and basis in lands sold. Adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (U.S. GAAP) and the items excluded from Adjusted EBITDA are significant components of our consolidated financial statements.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period, and each business segment’s contribution to that performance, by eliminating non-cash charges to earnings, which can vary significantly by business segment. These non-cash charges include timber depletion, depreciation of fixed assets and the basis in lands sold. We also use Adjusted EBITDA as a supplemental liquidity measure because we believe it is useful in measuring our ability to generate cash. In addition, we believe Adjusted EBITDA is commonly used by investors, lenders and rating agencies to assess our financial performance.

A reconciliation of Adjusted EBITDA to net income and net cash from operating activities, the most directly comparable U.S. GAAP performance and liquidity measures, is provided in the following schedules:

	Year Ended December 31, 2013

	Operating Income	Depreciation, Depletion and Amortization(1)	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$32	$30	$—	$62
Southern Resources	108	65	—	173
Real Estate	169	1	91	261
Manufacturing	43	16	—	59
Energy and Natural Resources	19	3	—	22
Other Costs and Eliminations	(73)	1	—	(72)
Other Unallocated Operating Income (Expense), net	(3)	—	—	(3)
Total	$295	$116	$91	$502

Reconciliation to Net Income(2)
Equity Earnings from Timberland Venture	63
Interest Expense	(141)
Gain (Loss) on Extinguishment of Debt	(4)
(Provision) Benefit for Income Taxes	1
Net Income	$214

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$404
Interest Expense				141
Amortization of Debt Costs				(3)
Provision / (Benefit) for Income Taxes				(1)
Distributions from Timberland Venture				(56)
Deferred Income Taxes				3
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				8
Timber Deed Acquired				18
Pension Plan Contributions				—
Working Capital Changes				17
Other				(29)
Adjusted EBITDA				$502

(1) Includes a $4 million loss due to fire damages in the Northern Resources Segment
(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Year Ended December 31, 2012

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$20	$26	$—	$46
Southern Resources	90	67	—	157
Real Estate	187	1	138	326
Manufacturing	29	15	—	44
Energy and Natural Resources	19	1	—	20
Other Costs and Eliminations	(65)	1	—	(64)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$281	$111	$138	$530

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	59
Interest Expense	(140)
(Provision) Benefit for Income Taxes	3
Net Income	$203

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$353
Interest Expense				140
Amortization of Debt Costs				(3)
Provision / (Benefit) for Income Taxes				(3)
Distributions from Timberland Venture				(56)
Deferred Income Taxes				3
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				8
Timber Deed Acquired				98
Pension Plan Contributions				20
Working Capital Changes				(15)
Other				(15)
Adjusted EBITDA				$530

(1) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended December 31, 2013

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$8	$7	$—	$15
Southern Resources	34	20	—	54
Real Estate	31	—	22	53
Manufacturing	8	4	—	12
Energy and Natural Resources	5	1	—	6
Other Costs and Eliminations	(22)	—	—	(22)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$64	$32	$22	$118

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	16
Interest Expense	(37)
Gain (Loss) on Extinguishment of Debt	(4)
(Provision) Benefit for Income Taxes	1
Net Income	$40

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$84
Interest Expense				37
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				(1)
Distributions from Timberland Venture				—
Deferred Income Taxes				2
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				2
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				5
Other				(10)
Adjusted EBITDA				$118

(1) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended December 31, 2012

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$5	$6	$—	$11
Southern Resources	24	15	—	39
Real Estate	74	—	27	101
Manufacturing	7	4	—	11
Energy and Natural Resources	5	1	—	6
Other Costs and Eliminations	(18)	—	—	(18)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$97	$26	$27	$150

Reconciliation to Net Income(1)
Equity Earnings from Timberland Venture	17
Interest Expense	(36)
(Provision) Benefit for Income Taxes	1
Net Income	$79

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$116
Interest Expense				36
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				(1)
Distributions from Timberland Venture				—
Deferred Income Taxes				2
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				2
Timber Deed Acquired				—
Pension Plan Contributions				10
Working Capital Changes				(10)
Other				(4)
Adjusted EBITDA				$150

(1) Includes reconciling items not allocated to segments for financial reporting purposes.